Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
May 19, 2023	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
Hyatt Hotels Corporation	Hong Kong	Silicon Valley
150 North Riverside Plaza, 8th Floor	Houston	Singapore
Chicago, Illinois 60606	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as counsel to Hyatt Hotels Corporation, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale from time to time by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 9,202,765 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which are issuable upon conversion of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), held by the Selling Stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the registration for resale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

May 19, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Shares have been duly authorized by all necessary corporate action of the Company.

2. Upon issuance and delivery by the Company upon the conversion of the Class B Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP